UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 13, 2018

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a Current Report on Form 8-K filed on July 17, 2018, the New York Stock Exchange (“NYSE”) provided Hill International, Inc. (the “Company”) an extension through August 15, 2018 (“Compliance Deadline”) to file its delinquent Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”), and Quarterly Report on Form 10-Q for the period ended March 31, 2018 as well as its Quarterly Report on Form 10-Q for the period ended June 30, 2018 which is not due until August 9, 2018 (collectively, the “Late Reports”) with the Securities and Exchange Commission (the “SEC”).

While the Company has made significant progress and has worked diligently with its independent accounting firm to complete the 2017 Form 10-K and the audited financial statements contained therein, as well as the other Late Reports, the Company determined that it will be unable to file the Late Reports by the Compliance Deadline and informed the NYSE of its determination.  The Company’s determination is due to the time necessary to prepare, finalize and audit the Company’s financial statements.

Following the Company informing the NYSE of its determination, the NYSE announced the suspension of trading of the Company’s common stock due to non-compliance with Section 802.01E of the NYSE’s Listed Company Manual, effective at the close of trading today, and announced that it was initiating proceedings to delist the Company’s common stock.  As a result of the suspension, the Company expects that its shares of common stock will begin trading on August 14, 2018 under the symbol “HILI” on the OTC Pink, which is operated by OTC Markets Group Inc.

The Company intends to file a Request for Review (the “Review Request”) to a Committee of the Board of Directors of NYSE Regulation (the “Committee”) of the NYSE’s determination to initiate proceedings.  The Company also expects that the Committee will hold a hearing on the Review Request on or after 25 business days from the date of filing the Review Request, and the Company expects to be current with its filings on or before the NYSE’s hearing date.

The Company continues to operate its business as usual.  Additionally, the NYSE decision does not affect the Company’s SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.  The Company intends to file its Late Reports as expeditiously as is possible.

On August 13, 2018, the Company issued a press release regarding the NYSE’s delisting determination and the Company’s filing of the Review Request, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.             Other Events.

(d)           Exhibits

99.1        Press Release of the Company, dated August 13, 2018.

Safe Harbor Statement

The above statement that the Company intends to become current with its Late Reports as expeditiously as possible is a forward-looking statement and is subject to risks and uncertainties. We have based this statement on the current status of the Late Reports, other information now known to us, and our anticipated timing for the completion of the Late Reports. Although we believe that the assumptions and expectations reflected in this statement are reasonable, the timing of completion of the audit and review of the Late Reports is subject to known and unknown risks and uncertainties and could vary materially from our current expectations. We assume no, and we specifically disclaim any, obligation to update this statement to reflect actual results or changes in factors or assumptions affecting this statement. We advise investors to consult any further disclosures we make on this topic in our SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: August 14, 2018	Title:	Executive Vice President and General Counsel